Exhibit 99.1

Contact: Matthew P. Deines President & CEO (360) 457-0461

First Northwest Bancorp Announces Purchase of Bellevue, WA Branch

PORT ANGELES, WA – March 22, 2021 – First Northwest Bancorp (NASDAQ: FNWB) (the “Company”), the holding company for First Federal Savings and Loan Association of Port Angeles (“First Fed”), today announced that First Fed has entered into an agreement with Sterling Bank and Trust of Southfield, Michigan (“SBT”) to purchase its Bellevue, Washington branch, subject to applicable regulatory approvals and other customary closing conditions. The agreement includes the purchase of approximately $77.7 million in deposits as of the announcement date and all of SBT’s furniture, fixtures, and equipment at this location, as well as assumption of SBT’s leasehold obligations relating to the branch. The parties expect to close the transaction by the end of the second quarter of 2021 pending the standard regulatory approval process.

Matt Deines, President and CEO said, “On behalf of the Board of Directors and management team, we are excited for this opportunity to expand our presence in the vibrant King County market as we continue to grow our Northwest footprint. We are also delighted to welcome the SBT branch team members to the First Fed team.”

About the Company

First Northwest Bancorp, a Washington corporation, is the bank holding company for First Fed Savings and Loan Association of Port Angeles. First Fed is a Washington state-chartered savings bank primarily serving communities in Western Washington State with eleven banking locations - six located within Clallam and Jefferson counties, two in Kitsap County, two in Whatcom County, and a lending center in King County.

Forward Looking Statements

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations as to closing the subject transaction and the business environment in which we operate, any projections of future performance, perceived opportunities in the market, potential future credit or deposit retention experience, and statements regarding our mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. Our actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to: increased competitive pressures; changes in the interest rate environment; the credit risks of lending activities; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K and other filings with the Securities and Exchange Commission ("SEC")-which are available on our website at www.ourfirstfed.com and on the SEC’s website at www.sec.gov.

Any of the forward-looking statements that we make in this Press Release and in the other public statements we make may turn out to be incorrect because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Because of these and other uncertainties, our actual future results may be materially different from those expressed or implied in any forward-looking statements made by us or on our behalf and the Company's operating and stock price performance may be negatively affected. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for fiscal 2021 and beyond to differ materially from those expressed in any forward-looking statements we make and could negatively affect the Company’s operations and stock price performance.

Note: Transmitted on Globe Newswire on March 22, 2021, at 6:30 a.m. PT.